UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 East Belleview Avenue
Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

(866) 405-5012 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, on May 12, 2023, at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), of The Western Union Company (the “Company”), upon the recommendation of the Company’s Board of Directors (the “Board”), the stockholders of Company approved an amendment to the Company's Amended and Restated Certificate of Incorporation (the “Charter”) to reflect new Delaware law provisions regarding officer exculpation. The newly amended Charter was filed with the office of the Secretary of State of Delaware on May 15, 2023, and became effective upon filing. The Charter amendment is described in the Company's definitive proxy statement filed with the Securities and Exchange Commission and distributed to stockholders in connection with the Annual Meeting.

The foregoing description of the Charter amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Charter, which is filed as Exhibit 3.1 hereto and is incorporated by reference in its entirety into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 12, 2023, at the Annual Meeting, the stockholders of the Company: (i) elected the persons listed below to serve as directors of the Company for a one-year term; (ii) on an advisory basis, voted to approve the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting; (iii) on an advisory basis, voted in favor of a one-year frequency of the advisory vote on executive compensation; (iv) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023; (v) approved an amendment to the Company’s charter to limit liability for certain officers; and (vi) did not approve a stockholder proposal regarding stockholder right to act by written consent. The final voting results for the matters voted upon at the Annual Meeting are as follows:

Proposal 1: Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Martin I. Cole	297,847,687	3,341,189	1,041,916	23,455,650
Betsy D. Holden	279,338,604	21,870,732	1,021,456	23,455,650
Jeffrey A. Joerres	295,218,745	5,970,566	1,041,481	23,455,650
Devin B. McGranahan	299,112,862	2,039,496	1,078,434	23,455,650
Michael A. Miles, Jr.	272,986,934	28,208,414	1,035,444	23,455,650
Timothy P. Murphy	300,014,409	1,183,368	1,033,015	23,455,650
Jan Siegmund	299,610,690	1,552,406	1,067,696	23,455,650
Angela A. Sun	299,304,164	1,899,533	1,027,095	23,455,650
Solomon D. Trujillo	298,491,546	2,707,219	1,032,027	23,455,650

Proposal 2: Advisory Vote to Approve Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
277,557,702	23,405,612	1,267,478	23,455,650

Proposal 3: Advisory Vote on the Frequency of the Vote on Executive Compensation.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
294,986,461	370,425	6,101,068	772,838	23,455,650

In light of these voting results and other factors, the Board, at its meeting held May 12, 2023, determined that the Company will hold an annual advisory vote on executive compensation, until the next required vote on the frequency of the stockholder advisory vote on executive compensation.

Proposal 4: Ratification of Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2023.

Votes For	Votes Against	Abstentions	Broker Non-Votes
318,637,128	5,777,490	1,271,824	0

Proposal 5: Amendment to the Charter to Limit Liability for Certain Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
239,453,495	61,980,841	796,456	23,455,650

Proposal 6: Stockholder Proposal Regarding Stockholder Right to Act by Written Consent.

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,809,394	200,057,187	1,364,211	23,455,650

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of The Western Union Company.
101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY
Dated: May 18, 2023
	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Vice President and Secretary